SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549
                        ------------------
                             FORM 8-A

       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                      BALTIA AIR LINES, INC.
     (Exact name of registrant as specified in its charter)

 New York                                11-2989648
(State of Incorporation)                (IRS Employer I.D. No.)

 63-25 Saunders St., Suite 7-I
 Rego Park, NY                                       11374
(Address of principal executive office)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

                           Common Stock
                         (Title of Class)

Item 1.  Description of Classes of Registrant's Securities to be
Registered.

    Common Stock, $.0001 Par Value, and
    Redeemable Common Stock Purchase Warrants as described in "Description of Securities" in the Registrant's SB-2 Registration Statement No. 333-37409, as filed and amended, and hereby incorporated by reference.

Item 2.  Exhibits.

     a.   Specimen of Common Stock and Warrant Certificate,
          SB-2 Registration Statement No. 333-37409, Exhibits
          4.3.1 and 4.3.2 which are hereby incorporated by reference.

     b. The company's Articles of Incorporation and Bylaws defining the rights of the holders of Common Stock, SB-2 Registration Statement No. 333-37409, Exhibits 3.1 and 3.2 which are hereby incorporated by reference.

Registrant has filed current 10-K and 10-Q filings containing such information as may be necessary or appropriate in the public interest for the protection of investors, which, along with the additional exhibits filed in SB-2 Registration Statement No. 333-37409, are incorporated herein by reference.

Pursuant to the requirements of Section 12(b) of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         BALTIA AIR LINES, INC.
                                              (REGISTRANT)

Date: September 25, 1998                 By: (signature)
                                             Igor Dmitrowsky
                                             President